EXHIBIT 7
                                                                       ---------


                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (the "Agreement") is made as of the 28th day of June 2005, by and between Auxilium Pharmaceuticals, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with its principal offices at 40 Valley Stream Parkway, Malvern, Pennsylvania 19355 and the purchaser whose name and address is set forth on the signature page hereof (the "Purchaser").

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and the Purchaser agree as follows:

         SECTION 1.        AUTHORIZATION OF SALE OF THE SHARES AND WARRANTS.
Subject to the terms and conditions of this Agreement, the Company has authorized the issuance and sale of up to 8,242,796 shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company and 2,060,687 warrants to purchase one share of Common Stock (the "Warrants" and, together with the Shares, the "Securities"). The Company reserves the right to increase or decrease (but not below $35 million in aggregate gross proceeds to the Company at the Closing (as defined below) from the sale of Securities pursuant to the Agreements (defined below) (the "Minimum Raise")) the number of Shares and the number of Warrants sold pursuant to the Agreements in this private placement prior to the Closing Date.

         SECTION 2. AGREEMENT TO SELL AND PURCHASE THE SHARES AND WARRANTS. At the Closing (as defined in Section 3), the Company will issue and sell to the Purchaser, and the Purchaser will buy from the Company, upon the terms and conditions hereinafter set forth, the number of Shares and Warrants (at the purchase price) shown below:

NUMBER OF SHARES TO BE     NUMBER OF WARRANTS TO BE   PRICE PER UNIT (1)
       PURCHASED                   PURCHASED              IN DOLLARS        AGGREGATE PRICE
       ---------                   ---------              ----------        ---------------
        612,089                     153,022                 $4.90125          $3,000,001.22

         The Company proposes to enter into the same form of purchase agreement concurrently herewith with certain other investors (the "Other Purchasers") and expects to complete sales of the Securities to them concurrently with the Closing. The Purchaser and the Other Purchasers are hereinafter sometimes collectively referred to as the "Purchasers," and this Agreement and the purchase agreements executed by the Other Purchasers are hereinafter sometimes collectively referred to as the "Agreements." The term "Placement Agent" shall mean Deutsche Bank Securities, Inc. Notwithstanding anything to the contrary set forth herein, the Company shall not sell, and no Purchaser shall purchase, Securities in an amount, which would result in any such Purchaser acquiring or otherwise owning more than 19.9% of the Company's issued and outstanding Common Stock or voting power.

         SECTION 3. DELIVERY OF THE SHARES AND WARRANTS AT THE CLOSING. The completion of the purchase and sale of the Securities pursuant to the Agreements (the "Closing") shall occur at the offices of Pillsbury Winthrop Shaw Pittman LLP, New York, New York 10036 as soon as


--------
(1) A unit shall consist of one share of Common Stock and 0.25 Warrants. The shares of Common Stock and the Warrants will be immediately separable.

practicable, but in no event later than 10 business days following the date of this Agreement, or on such later date or at such different location as the parties hereto shall agree in writing, but not prior to the date that the conditions for Closing set forth below have been satisfied or waived by the appropriate party (the "Closing Date").

         At the Closing, the Company shall deliver to the Purchaser (i) one or more stock certificates registered in the name of the Purchaser, or, if so indicated on the Securities Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by the Purchaser, representing the number of Shares set forth in Section 2 above and (ii) one or more warrant certificates registered in the name of the Purchaser, or, if so indicated on the Securities Certificate Questionnaire attached hereto as Appendix I, in such nominee name(s) as designated by Purchaser, representing the number of Warrants set forth in Section 2 above, each bearing an appropriate legend referring to the fact that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The name(s) in which the certificates are to be registered are set forth in the Securities Certificate Questionnaire attached hereto as Appendix I. The Company's obligation to complete the purchase and sale of the Securities and deliver such certificates to the Purchaser at the Closing shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of same-day funds in the full amount of the purchase price for the Securities being purchased hereunder; (b) the accuracy in all material respects of the representations and warranties made by the Purchasers (as if such representations and warranties were made on the Closing Date) and the fulfillment of those undertakings of the Purchasers to be fulfilled prior to the Closing; (c) no proceeding challenging this Agreement or any of the Agreements with any of the Other Purchasers or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted or shall be pending before any court, arbitrator or governmental body, agency or official; and (d) the sale of Securities shall not be prohibited by any law or governmental order or regulation. The Purchaser's obligation to accept delivery of such certificates and to pay for the Securities evidenced thereby shall be subject to the following conditions, any one or more of which may be waived by the Purchaser: (a) each of the representations and warranties of the Company made herein shall be accurate in all material respects (except for such representations and warranties which already have been qualified as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date (except any such representations and warranties that expressly relate to a specified date, in which case, as of such specified date); (b) the delivery to the Placement Agent and the Purchaser by counsel to the Company of a legal opinion in substantially the form attached hereto as Exhibit A; (c) the fulfillment in all material respects of those undertakings of the Company to be fulfilled prior to Closing;
(d) each of the Company and StockTrans, Inc. shall have executed that certain Warrant Agreement in substantially the form attached hereto as Exhibit B; (e) each of the executive officers and directors of the Company and each stockholder of the Company listed on Schedule I hereto shall have executed a "lock-up" letter agreement in substantially the form attached hereto as Exhibit C; (f) the delivery to the Purchaser of a certificate executed by the chief executive officer and the chief financial or accounting officer of the Company, dated as of the Closing Date, to the effect that the representations and warranties of the Company set forth in Section 4 hereto are true and correct in all material respects (except for such representations and warranties which already have been qualified as to materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date (except any such representations and warranties that expressly relate to a specified date, in which case, as of such specified date) (except for such changes or modification as are specified therein) and that the Company has, in all material respects, complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to such Closing Date (g) no proceeding challenging this Agreement or any of the Agreements with any of the Other Purchasers or the transactions contemplated hereby or thereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted or shall be pending before any court, arbitrator or governmental body, agency or official; (h) the sale of Securities shall not be prohibited by any law or governmental order or regulation; (i) that the Common Stock shall be quoted on the Nasdaq National Market System and the Shares and Warrant Shares duly approved for quotation thereon and (j) Purchaser and other Purchasers together shall have purchased the Minimum Raise pursuant to the Agreements. Except as aforesaid, the Purchaser's obligations hereunder are expressly not conditioned on the purchase by any or all of the Other Purchasers of the Securities that they have agreed to purchase from the Company.

         SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

         4.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and the Company is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect (as defined herein). The only subsidiaries of the Company are Auxilium Holdings Inc., a Delaware corporation, Hillcrest Holding Inc., a Delaware corporation, and Auxilium UK Ltd, a United Kingdom limited company (each, a "Subsidiary" and collectively, the "Subsidiaries"). Each Subsidiary is a direct or indirect wholly owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is qualified to do business as a foreign entity in each jurisdiction in which qualification is required, except where failure to so qualify would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, the term "Material Adverse Effect" shall mean a material adverse effect upon the business, financial condition, properties or results of operations of the Company and its Subsidiaries, taken as a whole.

         4.2 AUTHORIZED CAPITAL STOCK. As of the date hereof, (i) the authorized capital stock of the Company consists of 120,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock") of which 20,878,089 shares of Common Stock and no shares of Preferred Stock were issued and outstanding; (ii) there are outstanding options granted pursuant to the Company's stock option plans to purchase a total of 2,142,473 shares of Common Stock; (iii) there are available for issuance under the Company's stock option and purchase plans a total of 334,639 shares of Common Stock; and (iv) there are outstanding warrants to purchase 1,732,676 shares of Common Stock. The issued and outstanding shares of the Company's Common Stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and conform in all material respects to the description thereof contained in the Securities Filings (as defined in Section 4.18 below). Except as disclosed in the Securities Filings and except for Securities issuable under other Agreements, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, convertible securities or obligations. The description of the Company's stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder set forth in the Securities Filings accurately and fairly presents all material information with respect to such plans, arrangements, options and rights, as of the dates for which such information is given, that is required by the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder to be so described. With respect to each Subsidiary, (i) all the issued and outstanding shares of the Subsidiary's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary's capital stock or any such options, rights, convertible securities or obligations.

         4.3 ISSUANCE, SALE AND DELIVERY OF THE SECURITIES. The Securities have been duly authorized. The Shares, when issued, delivered and paid for in the manner set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and shall be free and clear of all encumbrances and restrictions except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Warrants (the "Warrant Shares"). Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in this Agreement or imposed by applicable securities laws. In the event that at any time the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under this Agreement, the Company shall promptly take such actions as may be required to increase the number of authorized shares. No preemptive rights or other rights to subscribe for or purchase exist with respect to the issuance and sale of the Securities by the Company pursuant to this Agreement. No stockholder of the Company, other than the Purchasers, has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the registration statement to be filed by it pursuant to Section 7.1 hereof (the "Registration Statement")) to require the Company to register the sale of any shares owned by such stockholder under the Securities Act in the Registration Statement. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

         4.4 DUE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT. The Company has all requisite corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions herein contemplated will not (i) violate any provision of the certificate of incorporation or bylaws of the Company or its Subsidiaries,
(ii) result in the creation of any lien, charge, security interest or encumbrance upon any assets of the Company or its Subsidiaries pursuant to the terms or provisions of, or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of any agreement, mortgage, deed of trust, lease, franchise, license indenture, permit or other instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective properties may be bound or affected, except, in each case, for any lien, charge, security interest, encumbrance, conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect, or (iii) to the Company's knowledge, conflict with or result in a violation of any statute or any judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Company or its Subsidiaries or any of their respective properties, except for any conflict or violation that would not reasonably be expected to have a Material Adverse Effect. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution and delivery of this Agreement by the Company or the consummation of the transactions contemplated by this Agreement, except for compliance with, and making the applicable filings under, the blue sky laws and federal securities laws applicable to the offering of the Securities. Upon the execution and delivery of this Agreement, and assuming the valid execution thereof by the Purchaser, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Company in
Section 7.3 hereof may be limited by federal or state securities laws or the public policy underlying such laws.

         4.5 ACCOUNTANT. The firm of KPMG LLP, which has expressed its opinion with respect to the consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (the "Company 10-K"), is, to the Company's knowledge, an independent accountant as required by the Securities Act and the rules and regulations promulgated thereunder (the "Rules and Regulations").

         4.6 NO DEFAULTS. Neither the Company nor its Subsidiaries is in violation or default of any provision of its certificate of incorporation or bylaws, or in breach of or default with respect to any provision of any agreement, judgment, decree, order, lease, franchise, license, permit or other instrument to which it is a party or by which it or any of its properties are bound, except for any breach or default that would not reasonably be expected to have a Material Adverse Effect, and no event has occurred that has not been waived, which, with notice or lapse of time or both, would constitute an event of default on the part of the Company or its Subsidiaries as defined in such documents, except for any event of default that would not reasonably be expected to have a Material Adverse Effect.

         4.7 CONTRACTS. There is no material contract or agreement required by the Exchange Act and the rules and regulations promulgated thereunder to be described in or filed as an exhibit to the Company's Quarterly Report on Form 10-Q that the Company was required to file with the Securities and Exchange Commission (the "Commission") since March 31, 2005 pursuant to the reporting requirements of the Exchange Act which is not described or filed therein as required. All such contracts and agreements are in full force and effect on the date hereof and neither the Company nor its Subsidiaries is, nor, to the Company's knowledge, is any other party in breach of or default under any of such contracts or agreements, except for such failures to be in full force and effect and such breaches or defaults that would not reasonably be expected to have a Material Adverse Effect.

         4.8 NO ACTIONS. There are no legal or governmental actions, suits or proceedings pending, and to the Company's knowledge, there are no governmental or regulatory inquiries or investigations, nor are there any legal or governmental actions, suits, or proceedings threatened, to which the Company or its Subsidiaries is or, to the Company's knowledge, may be a party or of which property owned or leased by the Company or its Subsidiaries is or may, to the Company's knowledge, be the subject (it being understood that the interaction between the Company and the United States Food and Drug Administration (the "FDA") and such comparable governmental bodies relating solely to the clinical development and product approval process shall not be deemed proceedings for purposes of this representation), or related to environmental or discrimination matters, or instituted by the Securities and Exchange Commission (the "Commission"), the National Association of Securities Dealers, Inc., any state securities commission or other governmental or regulatory entity, which actions, suits or proceedings, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect; and no labor disturbance by the employees of the Company exists or, to the Company's knowledge, is imminent which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor its Subsidiaries is party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental body specifically naming the Company which would reasonably be expected to have a Material Adverse Effect.

         4.9 PROPERTIES. The Company and the Subsidiaries have good and valid title to all properties and assets that are material to the business of the Company and reflected as owned in the financial statements included in the Securities Filings, subject to no lien, mortgage, pledge, charge or encumbrance of any kind, except (i) those, if any, reflected in the financial statements or notes thereto included in the Securities Filings ("Proprietary Assets"), or (ii) those which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each of the Company and its Subsidiaries holds its leased tangible personal and real properties under valid and binding leases, with such exceptions which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in the Securities Filings, (x) the Company has not licensed any of its Proprietary Assets to any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof (each a "Person") on an exclusive, semi-exclusive or royalty free basis, and (y) the Company has not entered into any covenant not to compete or contract limiting such entity's ability to exploit fully any of such entity's Proprietary Assets or to transact business in any material market or geographical area or with any Person.

         4.10 NO MATERIAL CHANGE. Since March 31, 2005 and except as specifically set forth in the Securities Filings, (i) the Company and its Subsidiaries have not incurred any material liabilities or obligations, indirect, or contingent, or entered into any material oral or written agreement or other transaction, in each case which is not in the ordinary course of business; (ii) the Company and its Subsidiaries have not sustained any material loss or damage to their properties from fire, flood, windstorm, accident or other calamity not covered by insurance; (iii) the Company and its Subsidiaries have not paid or declared any dividends or other distributions with respect to their capital stock and neither the Company nor its Subsidiaries is in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock of the Company or its Subsidiaries other than the sale of the Securities hereunder, shares or options issued pursuant to employee equity incentive plans or purchase plans approved by the Company's Board of Directors and repurchases of shares or options pursuant to repurchase plans already approved by the Company's Board of Directors, or indebtedness, not incurred in the ordinary course of business that is material to the Company and its Subsidiaries, taken as a whole; and (v) there has not been any other event which has caused a Material Adverse Effect.

         4.11 INTELLECTUAL PROPERTY. Except as disclosed in the Securities Filings, (i) each of the Company and its Subsidiaries owns or has obtained valid and enforceable licenses or other rights to the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, trademark applications, formulas, preparations, trade secrets, service marks, service mark applications, know how, technology, proprietary rights or other intellectual property rights or intangible assets necessary for the conduct of the business of the Company or its Subsidiaries, as currently conducted or as proposed to be conducted (collectively, the "Intellectual Property"); and (ii) (a) to the Company's knowledge, there are not third parties who have any ownership rights to any such Intellectual Property that would preclude the Company or its Subsidiary from conducting its business as currently conducted and have a Material Adverse Effect, except the ownership rights of the owners of the Intellectual Property for which the Company or its Subsidiary have obtained licenses or other rights; (b) to the Company's knowledge, there are currently no sales of any products that would constitute an infringement by third parties of any such Intellectual Property, which infringement would have a Material Adverse Effect; (c) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or its Subsidiaries in or to any such Intellectual Property, other than claims which would not reasonably be expected to have a Material Adverse Effect;
(d) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, other than non-material actions, suits, proceedings and claims and ordinary course patent prosecution by patent offices in jurisdictions in which the Company has pending patent applications; and (e) there is no pending or, to the Company's knowledge, threatened action, suit, proceeding or claim by others that the Company or its Subsidiaries infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than such actions, suits, proceedings and claims as would not reasonably be expected to have a Material Adverse Effect.

         4.12 COMPLIANCE. To the Company's knowledge, neither the Company nor its Subsidiaries is conducting its business in violation of any applicable law, rule or regulation of the jurisdictions in which it is conducting its business, including, without limitation, any applicable local, state or federal environmental law or regulation, except any violations which would not have a Material Adverse Effect. The Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees governing its business as prescribed by the FDA, or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials, except where noncompliance would not, individually or in the aggregate, have a Material Adverse Effect.

         4.13 TAXES. Each of the Company and its Subsidiaries has filed all material and necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and neither the Company nor its Subsidiaries has knowledge of a tax deficiency which has been or might be asserted or threatened against it which would reasonably be expected to have a Material Adverse Effect.

         4.14 TRANSFER TAXES. On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Securities to the Purchaser hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been complied with.

         4.15 INVESTMENT COMPANY. The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

         4.16 OFFERING MATERIALS. Except for the Securities Filings, the Company has not distributed and will not distribute prior to the Closing Date any offering material in connection with the offering and sale of the Securities. Neither the Company nor any person acting on its behalf has in the past or will hereafter take any action independent of the Placement Agent to sell, offer for sale or solicit offers to buy any securities of the Company which would reasonably be expected to subject the offer, issuance or sale of the Securities, as contemplated by this Agreement, to the registration requirements of Section 5 of the Securities Act.

         4.17 INSURANCE. The Company and its Subsidiaries carry, or are covered by, insurance of the types and in the amounts that the Company reasonably believes is adequate for their businesses as currently conducted and as is customary for similarly sized companies engaged in similar businesses in similar industries.

         4.18 SECURITIES FILINGS. (a) The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the "Securities Filings"):

           (1) The Company's Annual Report on Form 10-K for the year ended December 31, 2004;

           (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

           (3) The Company's Proxy Statement on Schedule 14A for the 2005 Annual Meeting of Stockholders held on June 8, 2005;

           (4) The Company's Current Reports on Form 8-K filed on April 13, 2005, May 5, 2005, May 16, 2005, May 20, 2005, May 26, 2005,
                  June 3, 2005, June 14, 2005, June 17, 2005 and June 28, 2005;
                  and

           (5) Any future filings the Company makes with the Commission under Sections 13(a), 13(c), 13, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until the Closing.

         In addition, as of the date of this Agreement, the Securities Filings, which, to the Company's knowledge, the Placement Agent may have furnished to the Purchaser, when read together with the information, and the qualifications and exceptions contained in this Agreement, do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

                  (b) In furtherance and not in limitation of the provisions of
Section 4.18(a), the financial statements of the Company and the related notes contained in or incorporated by reference into the Securities Filings present fairly in all material respects, in accordance with generally accepted accounting principles, the financial position of the Company as of the dates indicated, and the results of their operations, cash flows, and the changes in stockholders' equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments and the absence of full footnote disclosure as required by generally accepted accounting principles. Such financial statements (including the related notes) have been prepared in all material respects in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, subject, in the case of unaudited financial statements from interim periods, to normal year-end adjustments, and except as otherwise described therein and except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

         4.19 PRICE OF COMMON STOCK. The Company has not taken, and will not take any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Securities.

         4.20 REPORTING COMPANY. The Company is subject to the reporting requirements of the Exchange Act

         4.21 NON-PUBLIC INFORMATION. Other than in the case of any Purchaser that is an Affiliate, neither the Company nor, to the Company's knowledge, any person acting on behalf of the Company, has provided to any Purchaser any information that constitutes material, non-public information, other than information relating to the fact that the Company was considering and engaged in the transactions contemplated by the Agreements. On or before 9:00 a.m., New York City time, on the first business day after the date hereof, the Company shall issue a press release announcing the execution of the Agreements, and on or before 5:30 p.m., New York City time, on the first business day after the date hereof, the Company shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated by the Agreements, and attaching as an exhibit to such Form 8-K a form of this Agreement. The Company understands and confirms that the Purchaser will rely on the representations and covenants set forth in this section in effecting transactions in securities of the Company.

         4.22 USE OF PURCHASER NAME. Except as may be required by applicable law or regulation, the Company shall not use the Purchaser's name or the name of any of its affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the Purchaser for the specific use contemplated or as otherwise required by applicable law or regulation.

         4.23 GOVERNMENTAL PERMITS, ETC. Each of the Company and its Subsidiaries has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently required for the operation of the business of the Company and its Subsidiaries as currently conducted, including without limitation all such licenses, certificates, authorizations and permits required by the FDA or any other federal, state or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous materials, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect. The Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any such permit which, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect..

         4.24 SARBANES-OXLEY ACT. The Company is, and at the Closing Date will be, in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it at such time. The Company maintains a system of internal accounting controls that the Company reasonably believes are sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         4.25 LISTING. The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq National Market. The Company has taken no action designed to, or, to the Company's knowledge, likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the Nasdaq National Market is contemplating terminating such registration or listing. The Company shall comply and has complied with all requirements of the Nasdaq National Market with respect to the issuance of the Securities.

         4.26 OFF BALANCE SHEET ARRANGEMENTS. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed.

         4.27 NO INTEGRATED OFFERING. Assuming (a) the correctness of the representations and warranties of the Purchasers set forth in Section 5 hereof,
(b) the correctness of the information provided in the Purchaser Questionnaire submitted by each of the Purchasers and (c) that Placement Agent's activities are consistent with the activities permissible under Rule 506 of Regulation D of the Securities Act, neither the Company nor any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are construed under Rule 144 of the Securities Act ("AFFILIATES"), nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby, would require registration of the Securities under the Securities Act or cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of Nasdaq or any other national securities exchange, market or trading or quotation facility on which the Company's Common Stock is then listed or quoted (a "TRADING MARKET"). The Company shall not, and shall use its best efforts to ensure that its Affiliates do not, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

         4.28 PRIVATE PLACEMENT. Assuming (a) the correctness of the representations and warranties of the Purchasers set forth in Section 5 hereof,
(ii) the correctness of the information provided in the Purchaser Questionnaire submitted by each of the Purchasers and (iii) that Placement Agent's activities are consistent with the activities permissible under Section 4(2) or Rule 506 of Regulation D of the Securities Act, the offer and sale of the Securities to the Purchasers as contemplated hereby is exempt from the registration requirements of the Securities Act.

         4.29 QUESTIONABLE PAYMENTS. Neither the Company nor, to the Company's knowledge, any of its Subsidiaries or current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its businesses (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

         4.30 TRANSACTIONS WITH AFFILIATES. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company's knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company's knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

         SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER. (a) The Purchaser represents and warrants to, and covenants with, the Company that: (i) the Purchaser is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and has had the opportunity to request, receive, review and consider all information it deems relevant in making an informed decision to purchase the Securities; (ii) the Purchaser is acquiring the number of Shares and Warrants set forth in Section 2 above in the ordinary course of its business and for its own account and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser's right to sell pursuant to the Registration Statement or in compliance with the Securities Act and the Rules and Regulations, or, other than with respect to any claims arising out of a breach of this representation and warranty, the Purchaser's right to indemnification under Section 7.3); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities, nor will the Purchaser engage in, or permit any party on behalf of the Purchaser or for the benefit of the Purchaser to engage in, any short sale that results, or may result, in a disposition of any of the Securities (including the Warrant Shares) by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws, nor will the Purchaser, prior to public announcement of the issuance or proposed issuance of Securities pursuant to the Agreements, engage in, or permit any party on behalf of the Purchaser or for the benefit of the Purchaser to engage in, any structured asset monetization and protection strategy "STAMPS" , contingent forward, or other hedging transaction with respect to any of the Securities; (iv) the Purchaser has completed or caused to be completed the Registration Statement Questionnaire attached hereto as part of Appendix I, for use in preparation of the Registration Statement, and the answers thereto are true, correct and complete as of the date hereof and will be true, correct and complete as of the effective date of the Registration Statement and the Purchaser will notify the Company immediately of any material change in any such information provided in the Registration Statement Questionnaire until such time as the Purchaser has sold all of its Securities or until the Company is no longer required to keep the Registration Statement effective; (v) the Purchaser has, in connection with its decision to purchase the number of Shares and Warrants set forth in Section 2 above, relied solely upon the Securities Filings and the representations and warranties of the Company contained herein and such Purchaser is not purchasing any of the Securities as a result of any advertisement, notice, article or other communication published in or broadcast over any medium presented at any seminar or any other general solicitation or general advertisement; (vi) the Purchaser has had an opportunity to discuss this investment with representatives of the Company and ask questions of them; and
(vii) the Purchaser is and will be at Closing an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

                 (b) The Purchaser hereby acknowledges that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the

Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities.

                  (c) The Purchaser understands and agrees that the existence and nature of all conversations and presentations, if any, regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information regarding this offering. In addition, the Purchaser hereby acknowledges that unauthorized disclosure of information regarding this offering may result in a violation of Regulation FD. This obligation will terminate upon the filing by the Company of a press release or press releases or a Form 8-K describing this offering. In addition to the above, the Purchaser shall maintain in confidence the receipt and content of any notice of a Suspension (as defined in Section 5(h) below); provided that in no event shall such notice of Suspension contain any material nonpublic information, other than information relating to the fact that the Company is in a Suspension. The foregoing agreements shall not apply to any information that is or becomes publicly available through no fault of the Purchaser, or that the Purchaser is legally required to disclose; provided, however, that if the Purchaser is requested or ordered to disclose any such information pursuant to any court or other government order or order of any other applicable regulatory authority having jurisdiction over the Purchaser or any other applicable legal procedure, it shall provide, unless prohibited by applicable law, the Company with prompt notice of any such request or order in time sufficient to enable the Company to seek an appropriate protective order.

                  (d) The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser's investment, and subject to and in reliance upon the correctness, accuracy and completeness of the Company's representations and warranties in Section 4 hereof, the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser's purchase of the Securities. The Purchaser understands that the market price of the Common Stock can be volatile and that no representation is being made as to the future value of the Common Stock. The Purchaser has the knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and has the ability to bear the economic risks of an investment in the Securities.

                  (e) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                  (f) The Purchaser understands that the Securities and the Warrant Shares will bear a restrictive legend in substantially the following form:

         "The Securities evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state or other jurisdiction. The Securities may not be offered, sold, pledged or otherwise transferred except (1) pursuant to an exemption from registration under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with all applicable securities laws of the states and other jurisdictions, and in the case of a transaction exempt from registration, unless the Company has received an opinion of counsel reasonably satisfactory to it that such transaction does not require registration under the Securities Act and such other applicable laws."

                  (g) The Purchaser's principal executive offices are in the jurisdiction set forth immediately below the Purchaser's name on the signature pages hereto.

                  (h) The Purchaser hereby covenants with the Company not to make any sale of the Securities (including any Warrant Shares) under the Registration Statement without complying with the provisions of this Agreement and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied, and the Purchaser acknowledges and agrees that such Securities (including any Warrant Shares) are not transferable on the books of the Company in connection with any such sale unless the certificate submitted to the transfer agent evidencing the Securities (including any Warrant Shares) is accompanied by a separate Purchaser's Certificate of Subsequent Sale: (i) in the form of Appendix II hereto, (ii) executed by an officer of, or other authorized person designated by, the Purchaser, and (iii) to the effect that (A) the Securities (including any Warrant Shares) have been sold in accordance with the Registration Statement, the Securities Act and any applicable state securities or blue sky laws and (B) the requirement of delivering a current prospectus has been satisfied. The Purchaser will notify the Company promptly after the sale of all of its Securities under the Registration Statement. The Purchaser acknowledges that there may occasionally be times when the Company must suspend the use of the Prospectus forming a part of the Registration Statement (a "Suspension") until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Purchaser hereby covenants that it will not sell any Securities (including any Warrant Shares) pursuant to said Prospectus during the period commencing at the time at which the Company gives the Purchaser written notice of the Suspension of the use of said Prospectus and ending at the time the Company gives the Purchaser written notice that the Purchaser may thereafter effect sales pursuant to said Prospectus. Notwithstanding the foregoing, the Company agrees that no Suspension shall be for a period of longer than 45 consecutive days, and no Suspensions shall be for a period of longer than 60 days in the aggregate in any 12-month period.

         (i) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party, or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser,
(iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except to the extent enforcement of the indemnification provisions, set forth in Section 7.3 of this Agreement, may be limited by federal or state securities laws or the public policy underlying such laws, and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

                  (j) The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser is in compliance with Executive Order 13224 and the regulations administered by the U.S. Department of the Treasury ("Treasury") Office of Foreign Assets Control, (ii) the Purchaser, its parents, subsidiaries, affiliated companies, officers, directors and partners, and to the Purchaser's knowledge, its shareholders, owners, employees, and agents, are not on the List of Specially Designated Nationals and Blocked Persons ("SDN List") maintained by Treasury and have not been designated by Treasury as a financial institution of primary money laundering concern, (iii) to the Purchaser's knowledge after reasonable investigation, all of the funds to be used to acquire the Securities are derived from legitimate sources and are not the product of illegal activities, and (iv) the Purchaser is in compliance with all other applicable U.S. anti-money laundering laws and regulations and has implemented, if applicable, an anti-money laundering compliance program in accordance with the requirements of the Bank Secrecy Act, as amended by the USA PATRIOT Act, Pub. L. 107-56.

                  (k) The Purchaser covenants and agrees to provide the Company with such information regarding its ownership of Securities and plan of distribution as shall be reasonably required for the timely preparation and filing of the Registration Statement, and hereby agrees that, notwithstanding anything herein to the contrary, the Company shall not be required to register any of the Purchaser's Securities under the Registration Statement if such information is not provided to the Company within fifteen (15) calendar days of the Closing.

         SECTION 6. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all representations and warranties made by the Company and the Purchaser herein and in the certificates for the Securities delivered pursuant hereto shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor.

         SECTION 7.        REGISTRATION OF THE SHARES AND THE WARRANT SHARES;
COMPLIANCE WITH THE SECURITIES ACT.

         7.1      REGISTRATION PROCEDURES AND EXPENSES.  The Company shall:

                  (a) no later than 45 calendar days after the date of the Closing (the "Filing Date"), prepare and file with the Commission a Registration Statement, which shall be on Form S-3 to the extent permitted by the instructions to such form, registering the resale on the applicable form of the Shares and the Warrant Shares (together, the "Registrable Securities") by the Purchaser and the Other Purchasers from time to time on the Nasdaq National Market, or the facilities of any national securities exchange on which the Common Stock is then traded or in privately-negotiated transactions;

                  (b) use its reasonable best efforts, subject to receipt of necessary information from the Purchasers, to cause the Commission to declare the Registration Statement effective within 30 days after the date on which the Registration Statement is filed with the SEC (such date, the "Required Effective Date"); provided, however, that if the Company filed the Registration Statement by the Filing Date and the Registration Statement receives Commission review, then the Required Effective Date will be the sixtieth (60th) calendar day after the date on which the Registration Statement is filed with the SEC;

                  (c) if the Registration Statement was not filed on Form S-3, use its reasonable best efforts, subject to receipt of necessary information from the Purchasers, to prepare and file with the Commission, as soon as reasonably practicable after the Company becomes eligible to register the Registrable Securities for resale on Form S-3, an amendment to the Registration Statement to convert the Registration Statement to Form S-3;

                  (d) use its reasonable best efforts to promptly prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective until the earliest of (i) two years after the effective date of the Registration Statement, (ii) such time as the Registrable Securities become eligible for resale pursuant to Rule 144(k) under the Securities Act of 1933 or any other rule of similar effect, or (iii) such time as all Registrable Securities have been sold by the Purchasers;

                  (e) during such period as the Company shall be required to keep the Registration Statement effective pursuant to clause (d) of this
Section 7.1, furnish to the Purchaser with respect to the Registrable Securities registered under the Registration Statement such number of copies of prospectuses and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser; provided, however, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to the Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

                  (f) use its reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible;

                  (g) file documents required of the Company for normal Blue Sky clearance in states specified in writing by the Purchaser; provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                  (h) bear all expenses in connection with the procedures in paragraphs (a) through (f) of this Section 7.1 and the registration of the Registrable Securities pursuant to the Registration Statement, other than fees and expenses, if any, of counsel or other advisers to the Purchaser or the Other Purchasers, brokerage fees and commissions incurred by the Purchaser or the Other Purchasers, if any, or stock transfer taxes payable upon the resale of the Registrable Securities by the Purchaser or the Other Purchasers, if any;

                  (i) file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Purchaser promptly after filing;

                  (j) during such period as the Company shall be required to keep the Registration Statement effective pursuant to clause (d) of this
Section 7.1, notify each holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                  (k) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such Registration Statement;

                  (l) in the time and manner required by each Trading Market, prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each Trading Market as soon as possible thereafter; (iii) provide to the Purchasers evidence of such listing; and (iv) maintain the listing of such Registrable Securities on each such Trading Market;

                  (m) promptly (and in any event within one business day) notify the Purchaser of the effectiveness of the Registration Statement (the "EFFECTIVE DATE"), and any post-effective amendments thereto, as well as of the receipt by the Company of any stop orders of the Commission with respect to the Registration Statement and the lifting of any such order; and

                  (n) comply with all applicable rules and regulations of the Commission and the Trading Market.

         The Company understands that the Purchaser disclaims being an underwriter, but the Purchaser being deemed an underwriter shall not relieve the Company of any obligations it has hereunder. A questionnaire related to the Registration Statement to be completed by the Purchaser is attached hereto as Appendix I; provided, however that if the Company receives notification from the SEC that the Purchaser is deemed an underwriter, then the Required Effective Date shall be extended to the earlier of (i) the 90th day after such SEC notification, or (ii) 120 days after the Filing Date.

         7.2      TRANSFER OF SECURITIES AFTER REGISTRATION. The
Purchaser agrees that it will not effect any disposition of the Securities (including any Warrant Shares) or its right to purchase the Securities (including any Warrant Shares) that would constitute a sale within the meaning of the Securities Act or any applicable state securities laws, except as contemplated in the Registration Statement referred to in Section 7.1 or as otherwise permitted by law, and that it will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution, other than providing changes to the number of Shares held.

         7.3      INDEMNIFICATION. For the purpose of this Section 7.3:

                  (i) the term "Purchaser/Affiliate" shall mean any affiliate of the Purchaser, including a transferee who is an affiliate of the Purchaser, and any person who controls the Purchaser or any affiliate of the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and

                  (ii) the term "Registration Statement" shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement referred to in Section 7.1.

                           (a) The Company agrees to indemnify and hold harmless each Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, including, without limitation, reasonable attorney's fees, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the prior written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any (1) untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the Prospectus, financial statements and schedules, and all other documents filed as a part thereof, as amended at the time of effectiveness of the Registration Statement, including any information deemed to be a part thereof as of the time of effectiveness pursuant to paragraph
                  (b) of Rule 430A, or pursuant to Rule 434, of the Rules and Regulations, or the Prospectus, in the form first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required (the "Prospectus"), or any amendment or supplement thereto, or arise out of or are based (2) upon the omission or alleged omission to state in any of them a material fact required to be stated therein or necessary to make the statements in any of them, in light of the circumstances under which they were made, not misleading, or arise out of or are based in whole or in part on any (3) inaccuracy in the representations or warranties of the Company contained in this Agreement, or any (4) failure of the Company to perform its obligations hereunder or under law, and will reimburse each such Purchaser and each such Purchaser/Affiliate for any reasonable and documented legal and other actual, accountable, out-of-pocket expenses as such expenses are reasonably incurred by such Purchaser or such Purchaser/Affiliate in connection with investigating, defending or preparing to defend, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser expressly for use therein, or (ii) the failure of such Purchaser to comply with the covenants and agreements contained in Sections 5 or 7.2, or (iii) the inaccuracy of any representation or warranty made by such Purchaser herein or (iv) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

                           (b) Each Purchaser will severally indemnify and hold harmless the Company, each of its directors, each of its executive officers, including such officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, any of its directors, any of its officers who signed the Registration Statement or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon
                  (i) any failure to comply with the covenants and agreements contained in Sections 5 or 7.2 hereof, or (ii) the inaccuracy of any representation or warranty made by such Purchaser herein, or (iii) any untrue or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Purchaser expressly for use therein, and will reimburse the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person for any legal and other expense reasonably incurred by the Company, each of its directors, each of its officers who signed the Registration Statement or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided however, that the obligations of the Purchaser under this Section 7.5 shall not exceed the net proceeds to such Purchaser from the sale of the Registrable Securities pursuant to such Registration Statement.

                           (c) Promptly after receipt by an indemnified party under this Section 7.3 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7.3, promptly notify the indemnifying party in writing thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise under the indemnity agreement contained in this
                  Section 7.3 (except to the extent that such omission materially and adversely affects the indemnifying person's ability to defend such action). In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on an opinion of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7.3 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to such action in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable in respect of any amounts paid in settlement of any action unless the indemnifying party shall have approved in writing the terms of such settlement; provided that such consent shall not be unreasonably conditioned, delayed or withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all liability on claims that are the subject matter of such proceeding.

                           (d)      If the indemnification provided for in this
                  Section 7.3 is required by its terms but is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party under paragraphs (a), (b) or (c) of this Section 7.3 in respect to any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any losses, claims, damages, liabilities or expenses referred to herein in such proportion as is appropriate to reflect the relative fault of the Company and the Purchaser in connection with the statements or omissions or inaccuracies in the representations and warranties in this Agreement and/or the Registration Statement which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and each Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact or the inaccurate or the alleged inaccurate representation and/or warranty relates to information supplied by the Company or by such Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in paragraph (c) of this
                  Section 7.3, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in paragraph (c) of this Section 7.3 with respect to the notice of the threat or commencement of any threat or action shall apply if a claim for contribution is to be made under this paragraph (d); provided, however, that no additional notice shall be required with respect to any threat or action for which notice has been given under paragraph (c) for purposes of indemnification. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 7.3 were determined solely by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 7.3, no Purchaser shall be required to contribute any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Securities to which such loss, claim, damage, liability or expense relates exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Purchasers' obligations to contribute pursuant to this Section 7.3 are several and not joint.

         7.4 TERMINATION OF CONDITIONS AND OBLIGATIONS. The restrictions imposed by Section 5 or this Section 7 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities (including the Warrant Shares) when such Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Securities, upon the passage of two years from the effective date of the Registration Statement covering such Securities, or at such time as an opinion of counsel satisfactory in form and substance to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

         7.5 INFORMATION AVAILABLE. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the
Purchaser:

                  (a) The Company will furnish to the Purchaser: (i) as soon as practicable after available (but in the case of the Annual Report to the Stockholders, within 150 days after the end of each fiscal year of the Company), one copy of (A) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (B) if not included in substance in the Annual Report to Stockholders, upon the written request of the Purchaser, its Annual Report on Form 10-K, (C) upon the written request of the Purchaser, its quarterly reports on Form 10-Q, and (D) a full copy of the particular Registration Statement covering the Registrable Securities (the foregoing, in each case, excluding exhibits); and (ii) upon the reasonable written request of the Purchaser, a reasonable number of copies of the Prospectuses, and any supplements thereto, to supply to any other party requiring such Prospectuses; and

                  (b) the Company, upon the reasonable written request of the Purchaser and with reasonable prior notice, will be available to the Purchaser or a representative thereof at the Company's headquarters to discuss information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters, in a manner not to interfere with the normal business operations of the Company, subject to appropriate confidentiality limitations.

                  (c) As long as any Purchaser owns the Securities and the Company is subject to the filing requirements of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with paragraph (c) of Rule 144 such information as is required for the Purchasers to sell the Securities under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request to satisfy the provisions of Rule 144 applicable to the issuer of securities relating to transactions for the sale of securities pursuant to Rule 144.

         7.6 DELAY IN FILING OR EFFECTIVENESS OF REGISTRATION STATEMENT. If the Registration Statement is not filed by the Company with the Commission on or prior to the Filing Date, then for each day following the Filing Date, until but excluding the date the Registration Statement is filed, or if the Registration Statement is not declared effective by the Commission by the Required Effective Date, then for each day following the Required Effective Date, until but excluding the date the Commission declares the Registration Statement effective, the Company shall, for each such day, pay the Purchaser with respect to any such failure, as liquidated damages and not as a penalty, an amount equal to 0.0333% of the purchase price paid by such Purchaser for its Securities pursuant to this Agreement; and for any such day, such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. If the Purchaser shall be prohibited from selling Registrable Securities under the Registration Statement as a result of a Suspension of more than forty five (45) consecutive days or Suspensions of more than sixty (60) days in the aggregate in any 12-month period, then for each day on which a Suspension is in effect that exceeds the maximum allowed period for a Suspension or Suspensions, but not including any day on which a Suspension is lifted, the Company shall pay the Purchaser, as liquidated damages and not as a penalty, an amount equal to 0.0333% of the purchase price paid by such Purchaser for its Securities pursuant to this Agreement for each such day, and such payment shall be made no later than the first business day of the calendar month next succeeding the month in which such day occurs. For purposes of this Section 7.6, a Suspension shall be deemed lifted on the date that notice that the Suspension has been lifted is delivered to the Purchaser pursuant to Section 9 of this Agreement. Notwithstanding the foregoing provisions, in no event shall the Company be obligated to pay such liquidated damages to more than one Purchaser in respect of the same Securities for the same period of time. Such payments shall be made to the Purchaser in cash.

         7.7 REMOVAL OF LEGENDS. Upon the earlier of (i) (A) the registration for resale pursuant to the Registration Rights Agreement and (B) receipt of a written certification from an Investor that Shares have been sold in accordance with the Plan of Distribution contained in the Registration Statement and that such Investor has delivered or intends to deliver a current prospectus in compliance with the prospectus delivery requirements of the 1933 Act, provided, in each case that a Suspension is not in effect, or (ii) Rule 144(k) becoming available the Company shall, upon an Investor's written request, promptly cause certificates evidencing the Shares sold (in the case of clause
(i)) or the

Investor's Securities (in the case of clause (ii)) to be replaced with certificates which do not bear such restrictive legends, and Warrant Shares subsequently issued upon due exercise of the Warrants shall not bear such restrictive legends provided the provisions of either clause (i) or clause (ii) above, as applicable, are satisfied with respect to such Warrant Shares. When the Company is required to cause unrestricted shares to replace previously restricted shares, if unrestricted shares are not delivered to an Investor within five (5) Business Days of submission by that Investor of legended certificate(s) together with a representation letter to the Company's transfer agent (with copy to Company counsel) that is in a form reasonably acceptable to Company counsel, the Company shall be liable to the Investor for liquidated damages in an amount equal to 1.0% of the aggregate purchase price of the Securities evidenced by such certificate(s) for each thirty (30) day period (or portion thereof) beyond such five (5) Business Day that the unrestricted shares have not been so delivered.

         SECTION 8.        FEES.

         8.1 BROKER'S FEE. The Purchaser acknowledges that the Company intends to pay to the Placement Agent a fee in respect of the sale of the Securities to the Purchaser. The Purchaser and the Company hereby agree that the Purchaser shall not be responsible for such fee and that the Company will indemnify and hold harmless the Purchaser and each Purchaser/Affiliate against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or Purchaser/Affiliate may become subject with respect to such fee. Each of the parties hereto hereby represents that, on the basis of any actions and agreements by it, there are no other brokers or finders entitled to compensation in connection with the sale of the Securities to the Purchaser.

         SECTION 9. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon delivery to the party to be notified; (ii) when actually received by the party for whom it was intended by confirmed facsimile or (iii) one (1) business day after deposit with a nationally recognized overnight carrier, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the Company and the Purchaser as follows or at such other addresses as the Company or the Purchaser may designate upon ten (10) days' advance written notice to the other party:

                  (a)      if to the Company, to:

                           Auxilium Pharmaceuticals, Inc.
                           40 Valley Stream Parkway
                           Malvern, PA 19355
                           Fax: 484-321-5999
                           Attention: Jennifer Evans Stacey, Esq.
                           Executive Vice President, Secretary and
                           General Counsel

                           with copies to:


                           Morgan, Lewis & Bockius LLP

                           1701 Market Street
                           Philadelphia, PA 19103
                           Fax: 215-963-5001
                           Attention: Michael N. Peterson, Esq.

                  (b) if to the Purchaser, at its address as set forth at the end of this Agreement.

         SECTION 10. CHANGES. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser. No provision hereunder may be waived other than in a written instrument executed by the waiving party.

         SECTION 11. HEADINGS. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         SECTION 12. SEVERABILITY. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         SECTION 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America.

         SECTION 14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered (including by facsimile) to the other parties.

         SECTION 15. ENTIRE AGREEMENT. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.

         SECTION 16. ASSIGNMENT. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective permitted successors, assigns, heirs, executors and administrators. This Agreement and the rights of the Purchaser hereunder may not be assigned by the Purchaser without the prior written consent of the Company, except such consent shall not be required in cases of assignments to affiliates of Purchaser or by an investment adviser to a fund for which it is the adviser or by or among funds that are under common control, provided that such assignee agrees to be bound by the terms of this Agreement by executing and delivering to the Company an assignment and assumption agreement in the form prescribed by the Company.

         SECTION 17. FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

         SECTION 18. INDEPENDENT NATURE OF PURCHASER'S OBLIGATIONS AND RIGHTS. The obligations of the Purchaser under this Agreement is several and not joint with the obligations of any Other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any Other Purchaser under any Agreements. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

                                   AUXILIUM PHARMACEUTICALS, INC.


                                   By: /s/ Gerri A. Henwood
                                       ---------------------------------------
                                       Name: Gerri A. Henwood
                                       Title: CEO

                                   Print or Type:
                                                 -----------------------------

                                   Name of Purchaser
                                   (Individual or Institution): PERSEUS-SOROS
                                   BIOPHARMACEUTICAL FUND, LP
                                   ------------------------------------------


                                   Name of Individual representing
                                   Purchaser (if an Institution):
                                                                 ------------


                                   Title of Individual representing
                                   Purchaser (if an Institution):
                                                                 ------------

                                   Signature by: /s/ Jay Schoenfarber
                                                 ----------------------------
                                                 Name:  Jay Schoenfarber
                                                 Title:  Attorney-in-fact

                                   Individual Purchaser or Individual
                                   representing Purchaser:


                                   Address:
                                              -------------------------------
                                   Telephone:
                                              -------------------------------
                                   Telecopier:
                                              -------------------------------